Exhibit (e)
ASPIRATION FUNDS
PRINCIPAL UNDERWRITING CONTRACT
CONTRACT made as of August 30, 2021, between ASPIRATION FUNDS, a Delaware business trust (“Fund”), and ASPIRATION FINANCIAL LLC, a Delaware limited liability company (“Aspiration”).
WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company and currently offers distinct series of shares of beneficial interest all as now or hereafter may be identified in Schedule A hereto, as such Schedule may be amended from time to time  (“Series”), which correspond to distinct portfolios and for which the Fund’s board of trustees (“Board”) has established shares of beneficial interest in such classes as approved by the Board (“Shares”); and
WHEREAS, the Fund desires to retain Aspiration as principal underwriter in connection with the offering and sale of the Shares of the above-referenced Series; and
WHEREAS, Aspiration is willing to act as principal underwriter of the Shares of each such Series on the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1. APPOINTMENT.  The Fund hereby appoints Aspiration as its exclusive agent to be the principal underwriter to sell and to arrange for the sale of the Shares on the terms and for the period set forth in this Contract. Aspiration hereby accepts such appointment and agrees to act hereunder.
2. SERVICES AND DUTIES OF ASPIRATION.
(a) Aspiration agrees to sell Shares on a best efforts basis from time to time during the term of this Contract as agent for the Fund and upon the terms described in the Registration Statement.  As used in this Contract, the term “Registration Statement” shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended (“1933 Act”), and the 1940 Act.
(b) Upon the later of the date of this Contract or the initial offering of Shares to the public by a Series, Aspiration will hold itself available to receive purchase orders, satisfactory to Aspiration, for Shares of that Series and will accept such orders on behalf of the Fund as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Fund’s transfer agent.  Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.
(c) Aspiration in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers as it may select.  In making agreements with such dealers, Aspiration shall act only as principal and not as agent for the Fund.

(d) The offering price of the Shares shall be the net asset value per share as next determined by the Fund following receipt of an order at Aspiration’s principal office plus the applicable initial sales charge, if any, computed as set forth in the Registration Statement.  The Fund shall promptly furnish Aspiration with a statement of each computation of net asset value.
(e) Aspiration shall not be obligated to sell any certain number of Shares.
(f) To facilitate redemption of Shares by shareholders directly or through dealers, Aspiration is authorized but not required on behalf of the Fund to repurchase Shares presented to it by shareholders and dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement.  Such price shall reflect the subtraction of the contingent deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement.
(g) Aspiration shall provide (or arrange to be provided through the Fund’s transfer agent) ongoing shareholder services, which include responding to shareholder inquiries, providing shareholders with information on their investments in the Shares and any other services now or hereafter deemed to be appropriate activities for the payment of “service fees” under Rule 2341  of  the  Conduct  Rules  of  the  Financial  Industry  Regulatory  Authority  (“FINRA”) (collectively, “service activities”).
3. AUTHORIZATION TO ENTER INTO DEALER AGREEMENTS AND TO DELEGATE DUTIES AS PRINCIPAL UNDERWRITER. With respect to the Shares of any or all Series, Aspiration may enter into dealer agreements with any registered and qualified dealer with respect to sales of Shares or the provision of service activities.  In a separate contract or as part of any such dealer agreement, Aspiration also may delegate to any registered and qualified dealer any or all of its duties specified in this Contract, provided that such separate contract or dealer agreement imposes on the counterparty bound thereby all applicable duties and conditions to which Aspiration is subject under this Contract.
4. SERVICES NOT EXCLUSIVE.  The services furnished by Aspiration hereunder are not to be deemed exclusive and Aspiration shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby.  Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Aspiration, who may also be a Board member, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.
5. COMPENSATION.
(a) As compensation for its activities under this contract with respect to the distribution of any Shares of a Series subject to a fee pursuant to Rule 12b-1 under the 1940 Act, Aspiration shall receive from the Fund a distribution and/or service fee, if any, at the rate and under the terms and conditions of the Series’ plan adopted pursuant to Rule 12b-1, as amended from time to time, and subject to any further limitations on such fee as the Board may impose.

(b) As compensation for its activities under this contract with respect to the distribution of Shares of a Series, Aspiration shall retain the initial sales charge, if any, on purchases of Shares of the Series as set forth in the Registration Statement.  Aspiration is authorized to collect the gross proceeds derived from the sale of Shares, remit the net asset value thereof to the Fund upon receipt of the proceeds and retain the initial sales charge, if any.
(c) As compensation for its activities under this contract with respect to the distribution of Shares of a Series, Aspiration shall receive all contingent deferred sales charges imposed on redemptions of Shares of the Series, if any.  Whether and at what rate a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in accordance with, and in the manner set forth in, the Registration Statement.
(d) If a Series does not have a plan pursuant to Rule 12b-1, or if the Rule 12b-1 plan is discontinued, or if the investment adviser to the Series, Aspiration Fund Adviser, LLC (the “Adviser”) otherwise determines that the Rule 12b-1 fees shall not, in whole or in part, be used to pay Aspiration, the Adviser may pay compensation to Aspiration.
(e) Aspiration may reallow any or all of any initial sales charges, contingent deferred sales charges, distribution fees or service fees which it is paid under this Contract to such dealers as Aspiration may from time to time determine.
6. DUTIES OF THE FUND.
(a) The Fund reserves the right at any time to withdraw offering any class or classes of Shares of any or all Series by written notice to Aspiration at its principal office.
(b) The Fund shall keep Aspiration fully informed of its affairs and shall make available to Aspiration copies of all information, financial statements, and other documents which Aspiration may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public  accountant and  such  reasonable number  of  copies  of  the  most  current prospectus, statement of additional information, and annual and interim reports of any Series as Aspiration may request, and the Fund shall cooperate fully in the efforts of Aspiration to sell and arrange for the sale of the Shares of the Series and in the performance of Aspiration under this Contract.
(c) The Fund shall take, from time to time, all necessary action, including payment of the related filing fee, as may be necessary to register its Shares under the 1933 Act to the end that there will be available for sale such number of Shares as Aspiration may be expected to sell. The Fund agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, nor any omission of a material fact which omission would make the statements therein misleading.

(d) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of each Series for sale under the securities laws of such states or other jurisdictions as Aspiration and the Fund may approve, provided that the Fund shall not be required to amend its Amended and Restated Agreement and Declaration of Trust or By-Laws, each as may be amended from time to time, to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any jurisdictionfrom the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering of the Shares.   Aspiration shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.
7. EXPENSES OF THE FUND.  The Fund shall bear all costs and expenses of registering the Shares with the Securities and Exchange Commission (“Commission”) and qualifying the Shares for offer and sale with state and other regulatory bodies, and shall assume expenses related to communications with shareholders of each Series, including (i) fees and disbursements of its counsel and independent public accountant; (ii) the preparation, filing and printing of Registration Statements and/or prospectuses or statements of additional information required under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of additional information and proxy materials to shareholders; and (iv) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Fund and Aspiration pursuant to Paragraph 6(d) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.
8. EXPENSES OF ASPIRATION.  Aspiration shall bear all costs and expenses of (i) preparing, printing and distributing any materials not prepared by the Fund and other materials used by Aspiration in connection with the sale of Shares under this Contract, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any federal or state securities authorities; (ii) any expenses of advertising incurred by Aspiration in connection with such offering; (iii) the expenses of registration or qualification of Aspiration as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to Aspiration’s employees and others for selling Shares, and all expenses of Aspiration, its employees and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts.

9. INDEMNIFICATION.
(a) The Fund agrees to indemnify, defend and hold Aspiration, its officers and directors, and any person who controls Aspiration within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Aspiration, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon the Fund’s refusal or failure to comply with the terms of this Contract, or any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by Aspiration to the Fund for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or Board member of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect Aspiration against any liability to the Fund or to the shareholders of any Series to which Aspiration would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Contract.   The Fund shall not be liable to Aspiration under this indemnity agreement with respect to any claim made against Aspiration or any person indemnified unless Aspiration or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Aspiration or such other person (or after Aspiration or the person shall have received notice of service on any designated agent).  However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to Aspiration or any person against whom such action is brought otherwise than on account of this indemnity agreement. The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld.  In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them.  If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to notify Aspiration promptly of the commencement of any litigation or proceedings against it or any of its officers or Board members in connection with the issuance or sale of any of its Shares.
(b) Aspiration agrees to indemnify, defend, and hold the Fund, its officers and Board members and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its Board members or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon Aspiration’s refusal or failure to comply with the terms of this Contract, any alleged untrue statement of a material fact contained in information furnished by Aspiration to the Fund for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between Aspiration and any retail dealer, or arising out of any supplemental sales literature or advertising used by Aspiration in connection with its duties under this Contract. Aspiration shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if Aspiration elects to assume the defense, the defense shall be conducted by counsel chosen by Aspiration and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld.  In the event that Aspiration elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them.  If Aspiration does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

10. SERVICES PROVIDED TO THE FUND BY EMPLOYEES OF ASPIRATION.  Any person, even though also an officer, director, employee or agent of Aspiration who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund under this Contract, to be rendering such services as an independent contractor of the Fund.
11. DURATION AND TERMINATION.
(a) This Contract shall become effective upon the date written above, provided that, with respect to any class of Shares of a Series, this Contract shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those Board members who are not interested persons of the Fund and, for a class of Shares for which a plan pursuant to Rule 12b-1 has been adopted, also have no direct or indirect financial interest in the operation of the plan or in any agreements related thereto (all such Board members collectively being referred to herein as the “Independent Board Members”), cast in person at a meeting called for the purpose of voting on such action.
(b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue  automatically  for  successive  periods  of  twelve  months  each,  provided  that  such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to a class of Shares of any given Series by vote of a majority of the outstanding voting securities of that class of Shares of such Series.
(c) Notwithstanding the foregoing, with respect to a class of Shares of a Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Board Members or by vote of a majority of the outstanding voting securities of that class of Shares of the Series on sixty days’ written notice to Aspiration or by Aspiration at any time, without the payment of any penalty, on sixty days’ written notice to the Fund or such Series.  This Contract will automatically terminate in the event of its assignment.
(d) Termination of this Contract with respect to a class of Shares of any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other classes of Shares of that Series or any classes of Shares of any other Series.
12. AMENDMENT OF THIS CONTRACT.  No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party’s principal offices.
14. CONFIDENTIALITY. Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Contract. The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party. The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, or (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards, request of a governmental or regulatory agency, or other process after reasonable notice to the other party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.
For the purpose of this Contract, Confidential Information shall mean NPPI (as defined below), any information identified by either party as “Confidential” and/or “Proprietary” or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, or any nonpublic information obtained hereunder concerning the other party. Nonpublic personal information relating to shareholders of the Fund (“NPPI”) provided by, or at the direction of, the Fund to Aspiration, or collected or retained by Aspiration in the course of performing its duties and responsibilities under this Contract shall remain the sole property of the Fund. Aspiration shall not give, sell or in any way transfer such Confidential Information to any person or entity, other than affiliates of Aspiration except in connection with the performance of Aspiration’s duties and responsibilities under this Contract, at the direction of the Fund or as required or permitted by law (including applicable anti-money laundering laws). Aspiration represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to shareholders of the Fund. Aspiration represents to the Fund that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide the Fund with a copy of that statement as requested by the Fund.
The parties agree to comply with any and all regulations promulgated by the Commission or other applicable laws regarding the confidentiality of shareholder information.
The provisions of this Section shall survive the termination of this Contract.
15. BOOKS AND RECORDS.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, Aspiration agrees that all records that it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request.

16. ANTI-MONEY LAUNDERING.  Aspiration agrees to perform such anti-money laundering (“AML”) functions with respect to the Shares as the Fund may reasonably delegate to Aspiration from time to time or as Aspiration is otherwise obligated to perform.  In accordance with mutually agreed procedures, Aspiration shall use commercially reasonable efforts in carrying out such functions under the Fund’s AML program as it relates to a Series.
17. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act.  To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.  As used in this Contract, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meaning as such terms have in the 1940 Act, subject to any exemption or interpretation as may be issued by the Commission by any rule, regulation or order or contained in any no-action or interpretive positions taken by the Commission staff. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is revised by a rule, regulation, order or interpretation of the Commission or the Commission staff, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.
18. LIMITATION OF LIABILITY OF THE BOARD MEMBERS AND SHAREHOLDERS OF THE FUND.  The Board members and the shareholders of the Fund shall not be liable for any obligations of the Fund or any Series under this Contract, and Aspiration agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Fund or the particular Series in settlement of such right or claims, and not to such Board members or shareholders.
19. MISCELLANEOUS.  The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.  This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

ASPIRATION FUNDS
By:  /s/ Andrei Cherny
Name: Andrei Cherny
Title:  CEO

ASPIRATION FINANCIAL, LLC

By:  /s/ Michael Shuckerow
Name:  Michael Shuckerow
Title:  CEO

APPENDIX A
TO THE PRINCIPAL UNDERWRITING
CONTRACT BETWEEN
ASPIRATION FUNDS AND
ASPIRATION FINANCIAL LLC
(Dated August 30, 2021)

Name of Series
Aspiration Redwood Fund